                                                                      Exhibit 23

                                IMAX CORPORATION


Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549

                        Consent of Independent Auditors

We hereby consent to the incorporation by reference in (i) the Registration Statements on Form S-8 (No. 333-2076; No. 333-5720; No. 333-85815; No.
333-30956; No. 333-30970; No. 333-44412), and (ii) the Post-Effective Amendment
No. 1 to Form S-8 (No. 333-5720) and (iii) the Registration Statement on Form S-3/A (No. 333-107047) of IMAX Corporation of our report dated February 14, 2003 (except as to notes 26 and 27 which are as of February 6, 2004). We further consent to the inclusion in this Form 10-K/A (No. 333-24216) of our report dated February 14, 2003 (except as to notes 26 and 27 which are as of February 6, 2004) on the consolidated financial statements of IMAX Corporation for the years ended December 31, 2002, 2001 and 2000.


PricewaterhouseCoopers LLP
Toronto Canada
February 27, 2004